Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Robert Quartaro (954) 769-7342 quartaror@autonation.com
AutoNation Reports All-Time Record Quarter and All-Time Record Full Year Results

Fourth Quarter 2013 Results

•	Adjusted EPS from continuing operations an all-time record $0.83, up 24% compared to fourth quarter 2012 EPS from continuing operations of $0.67 (no adjusting items in the year-ago period)

•	On a GAAP basis, fourth quarter 2013 EPS from continuing operations was $0.89 up 33% over the fourth quarter of 2012

•
Total revenue of $4.5 billion, up 8% compared to the year-ago period, increasing across all major business sectors; operating income of $203 million, an increase of 20% compared to the fourth quarter of 2012

Full Year 2013 Results

•
Adjusted EPS from continuing operations an all-time record $2.98, up 17% compared to full year 2012 adjusted EPS from continuing operations of $2.54. On a GAAP basis, full year EPS from continuing operations was $3.05 in 2013 compared to $2.52 in 2012, up 21%.

•	Total revenue of $17.5 billion, up 12% compared to 2012, increasing across all major business sectors; operating income of $740 million, an increase of 15% compared to 2012
One Year Anniversary of AutoNation Brand

•	AutoNation is celebrating the one year anniversary of the launch of the unified AutoNation brand, under which over 200 Domestic and Import franchises are now marketed
FORT LAUDERDALE, Fla., (January 30, 2014) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2013 fourth quarter adjusted net income from continuing operations of $102 million, or $0.83 per share, compared to net income from continuing operations of $83 million, or $0.67 per share, for the same period in the prior year, a 24% improvement on a per-share basis. On a GAAP basis, fourth quarter 2013 net income from continuing operations was $110 million, or $0.89 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2013 fourth quarter revenue totaled $4.5 billion, an increase of 8%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the fourth quarter, AutoNation’s retail new vehicle unit sales increased 1% on a same store basis and 5% overall, while retail used vehicle unit sales increased 10% on a same store basis and 15% overall. For full year 2013, AutoNation’s retail new vehicle unit sales increased 5% on a same store basis and 9% overall, while retail used vehicle unit sales increased 9% on a same store basis and 13% overall.
Commenting on the quarterly results, Mr. Jackson said, “We are very pleased with our strong year-over-year growth across all areas of our business. This quarter we set another record for the highest ever annual and quarterly adjusted EPS from continuing operations.” Mr. Jackson added, “We are looking forward to continued strength in the new vehicle selling environment in 2014, as consumers enjoy an unprecedented array of attractive product options and continued access to affordable credit. We are expecting industry new vehicle sales above 16 million units in 2014.”
Acquisitions
During the fourth quarter of 2013, AutoNation completed the acquisitions of O'Hare Honda and O'Hare Hyundai in the Chicago, Illinois market. As previously announced, AutoNation completed the acquisitions of SanTan Honda Superstore and Hyundai of Tempe in the Phoenix, Arizona market and Don Davis Toyota Scion in the Dallas, Texas market during the second quarter of 2013. Also as previously announced, during 2013, AutoNation was awarded a new Mercedes-Benz franchise in the Atlanta, Georgia market as well as in the Tampa, Florida market.
Share Repurchase
During the fourth quarter of 2013, AutoNation repurchased 1.0 million shares for an aggregate purchase price of $49 million. From January 1, 2014 through January 29, 2014, AutoNation repurchased 2.3 million shares for an aggregate purchase price of $111 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. With the increased authorization, as of January 29, 2014, AutoNation had approximately $405 million remaining Board authorization for share repurchase. As of January 29, 2014, AutoNation has approximately 119 million shares outstanding.
Segment results(1) for the fourth quarter of 2013 were as follows:

•	Domestic – Domestic segment income(2) was $58 million compared to year-ago segment income of $54 million, an increase of 6%.

•	Import – Import segment income(2) was $64 million compared to year-ago segment income of $60 million, an increase of 6%.

•	Premium Luxury – Premium Luxury segment income(2) was $103 million compared to year-ago segment income of $80 million, an increase of 28%.
For the full year ended December 31, 2013, the Company reported adjusted net income from continuing operations of $368 million, or $2.98 per share, compared to adjusted net income from continuing operations of $320 million, or $2.54 per share, in the prior year, an improvement of 17% on a per-share basis. On a GAAP basis, net income from continuing operations for 2013 was $376 million, or $3.05 per share, compared to $317 million, or $2.52 per share, for the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the full year ended December 31, 2013, totaled $17.5 billion, up 12% compared to $15.7 billion in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on January 30, 2014 through February 4, 2014 by calling 800-839-1117 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 269 new vehicle franchises, which sell 33 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
New vehicle	$2,636.7	$2,475.3	$9,949.6	$8,906.2
Used vehicle	1,016.5	911.7	4,127.4	3,714.3
Parts and service	651.1	600.0	2,597.4	2,399.2
Finance and insurance, net	169.6	148.9	674.0	571.2
Other	50.0	36.3	169.2	76.6
Total revenue	4,523.9	4,172.2	17,517.6	15,667.5
Cost of sales:
New vehicle	2,466.6	2,320.0	9,333.2	8,326.7
Used vehicle	937.4	843.4	3,797.7	3,415.1
Parts and service	374.9	347.4	1,491.6	1,391.2
Other	41.8	28.8	135.2	48.3
Total cost of sales	3,820.7	3,539.6	14,757.7	13,181.3
Gross profit	703.2	632.6	2,759.9	2,486.2
Selling, general and administrative expenses	482.5	442.0	1,935.0	1,749.3
Depreciation and amortization	25.2	22.4	95.3	87.3
Franchise rights impairment	—	—	—	4.2
Other expenses (income), net	(7.3)	(0.5)	(10.7)	0.1
Operating income	202.8	168.7	740.3	645.3
Non-operating income (expense) items:
Floorplan interest expense	(14.2)	(12.6)	(53.4)	(45.5)
Other interest expense	(21.7)	(21.7)	(88.3)	(86.9)
Interest income	—	0.1	0.2	0.3
Other income, net	3.4	0.5	5.6	3.6
Income from continuing operations before income taxes	170.3	135.0	604.4	516.8
Income tax provision	60.6	52.1	228.6	199.5
Net income from continuing operations	109.7	82.9	375.8	317.3
Income (loss) from discontinued operations, net of income taxes	(0.3)	0.3	(0.9)	(0.9)
Net income	$109.4	$83.2	$374.9	$316.4
Diluted earnings (loss) per share*:
Continuing operations	$0.89	$0.67	$3.05	$2.52
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$0.89	$0.67	$3.04	$2.52
Weighted average common shares outstanding	123.3	123.8	123.3	125.8
Common shares outstanding, net of treasury stock, at period end	120.9	120.9	120.9	120.9

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,636.7	$2,475.3	$161.4	6.5	$9,949.6	$8,906.2	$1,043.4	11.7
Retail used vehicle	911.7	787.9	123.8	15.7	3,697.9	3,230.0	467.9	14.5
Wholesale	104.8	123.8	(19.0)	(15.3)	429.5	484.3	(54.8)	(11.3)
Used vehicle	1,016.5	911.7	104.8	11.5	4,127.4	3,714.3	413.1	11.1
Finance and insurance, net	169.6	148.9	20.7	13.9	674.0	571.2	102.8	18.0
Total variable operations	3,822.8	3,535.9	286.9	8.1	14,751.0	13,191.7	1,559.3	11.8
Parts and service	651.1	600.0	51.1	8.5	2,597.4	2,399.2	198.2	8.3
Other	50.0	36.3	13.7		169.2	76.6	92.6
Total revenue	$4,523.9	$4,172.2	$351.7	8.4	$17,517.6	$15,667.5	$1,850.1	11.8
Gross profit:
New vehicle	$170.1	$155.3	$14.8	9.5	$616.4	$579.5	$36.9	6.4
Retail used vehicle	78.1	67.6	10.5	15.5	325.2	293.7	31.5	10.7
Wholesale	1.0	0.7	0.3		4.5	5.5	(1.0)
Used vehicle	79.1	68.3	10.8	15.8	329.7	299.2	30.5	10.2
Finance and insurance	169.6	148.9	20.7	13.9	674.0	571.2	102.8	18.0
Total variable operations	418.8	372.5	46.3	12.4	1,620.1	1,449.9	170.2	11.7
Parts and service	276.2	252.6	23.6	9.3	1,105.8	1,008.0	97.8	9.7
Other	8.2	7.5	0.7		34.0	28.3	5.7
Total gross profit	703.2	632.6	70.6	11.2	2,759.9	2,486.2	273.7	11.0
Selling, general, and administrative expenses	482.5	442.0	(40.5)	(9.2)	1,935.0	1,749.3	(185.7)	(10.6)
Depreciation and amortization	25.2	22.4	(2.8)		95.3	87.3	(8.0)
Franchise rights impairment	—	—	—		—	4.2	4.2
Other expenses (income), net	(7.3)	(0.5)	6.8		(10.7)	0.1	10.8
Operating income	202.8	168.7	34.1	20.2	740.3	645.3	95.0	14.7
Non-operating income (expense) items:
Floorplan interest expense	(14.2)	(12.6)	(1.6)		(53.4)	(45.5)	(7.9)
Other interest expense	(21.7)	(21.7)	—		(88.3)	(86.9)	(1.4)
Interest income	—	0.1	(0.1)		0.2	0.3	(0.1)
Other income, net	3.4	0.5	2.9		5.6	3.6	2.0
Income from continuing operations before income taxes	$170.3	$135.0	$35.3	26.1	$604.4	$516.8	$87.6	17.0
Retail vehicle unit sales:
New	74,468	70,931	3,537	5.0	292,922	267,784	25,138	9.4
Used	49,292	42,960	6,332	14.7	204,572	180,955	23,617	13.1
	123,760	113,891	9,869	8.7	497,494	448,739	48,755	10.9
Revenue per vehicle retailed:
New	$35,407	$34,897	$510	1.5	$33,967	$33,259	$708	2.1
Used	$18,496	$18,340	$156	0.9	$18,076	$17,850	$226	1.3
Gross profit per vehicle retailed:
New	$2,284	$2,189	$95	4.3	$2,104	$2,164	$(60)	(2.8)
Used	$1,584	$1,574	$10	0.6	$1,590	$1,623	$(33)	(2.0)
Finance and insurance	$1,370	$1,307	$63	4.8	$1,355	$1,273	$82	6.4
Total variable operations(1)	$3,376	$3,265	$111	3.4	$3,247	$3,219	$28	0.9

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	58.3	59.3	56.8	56.8
Used vehicle	22.5	21.9	23.6	23.7
Parts and service	14.4	14.4	14.8	15.3
Finance and insurance, net	3.7	3.6	3.8	3.6
Other	1.1	0.8	1.0	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.2	24.5	22.3	23.3
Used vehicle	11.2	10.8	11.9	12.0
Parts and service	39.3	39.9	40.1	40.5
Finance and insurance	24.1	23.5	24.4	23.0
Other	1.2	1.3	1.3	1.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.5	6.3	6.2	6.5
Used vehicle - retail	8.6	8.6	8.8	9.1
Parts and service	42.4	42.1	42.6	42.0
Total	15.5	15.2	15.8	15.9
Selling, general and administrative expenses	10.7	10.6	11.0	11.2
Operating income	4.5	4.0	4.2	4.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	68.6	69.9	70.1	70.4
Operating income	28.8	26.7	26.8	26.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
Domestic	$1,450.8	$1,322.4	$128.4	9.7	$5,835.3	$5,131.6	$703.7	13.7
Import	1,546.5	1,461.8	84.7	5.8	6,375.0	5,827.5	547.5	9.4
Premium luxury	1,489.6	1,351.3	138.3	10.2	5,152.3	4,553.3	599.0	13.2
Total segment revenue	4,486.9	4,135.5	351.4	8.5	17,362.6	15,512.4	1,850.2	11.9
Corporate and other	37.0	36.7	0.3	0.8	155.0	155.1	(0.1)	(0.1)
Total consolidated revenue	$4,523.9	$4,172.2	$351.7	8.4	$17,517.6	$15,667.5	$1,850.1	11.8

*Segment income:
Domestic	$57.7	$54.2	$3.5	6.5	$246.6	$209.4	$37.2	17.8
Import	63.5	59.8	3.7	6.2	280.1	257.9	22.2	8.6
Premium luxury	102.7	80.4	22.3	27.7	321.4	270.4	51.0	18.9
Total segment income	223.9	194.4	29.5	15.2	848.1	737.7	110.4	15.0
Corporate and other	(35.3)	(38.3)	3.0		(161.2)	(137.9)	(23.3)
Add: Floorplan interest expense	14.2	12.6	1.6		53.4	45.5	7.9
Operating income	$202.8	$168.7	$34.1	20.2	$740.3	$645.3	$95.0	14.7
* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	23,387	21,862	1,525	7.0	96,229	85,947	10,282	12.0
Import	34,943	33,581	1,362	4.1	143,325	133,912	9,413	7.0
Premium luxury	16,138	15,488	650	4.2	53,368	47,925	5,443	11.4
	74,468	70,931	3,537	5.0	292,922	267,784	25,138	9.4

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Domestic:
Ford, Lincoln	16.5	17.1	17.5	17.5
Chevrolet, Buick, Cadillac, GMC	9.8	10.0	10.2	10.8
Chrysler, Jeep, Dodge	5.1	3.7	5.2	3.8
Domestic total	31.4	30.8	32.9	32.1
Import:
Honda	11.0	11.0	11.6	11.5
Toyota	18.6	19.7	19.6	20.5
Nissan	10.1	10.2	10.5	11.2
Other imports	7.2	6.5	7.2	6.8
Import total	46.9	47.4	48.9	50.0
Premium Luxury:
Mercedes-Benz	9.9	10.2	7.8	8.1
BMW	5.6	6.0	4.9	4.8
Lexus	2.8	2.7	2.3	2.2
Audi	1.3	0.9	1.2	0.8
Other premium luxury (Land Rover, Porsche)	2.1	2.0	2.0	2.0
Premium Luxury total	21.7	21.8	18.2	17.9
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Capital expenditures (1)	$67.2	$60.8	$207.2	$183.6
Cash paid for acquisitions (2)	$15.0	$141.6	$87.9	$141.6
Proceeds from exercises of stock options	$2.2	$9.9	$22.7	$32.0
Stock repurchases:
Aggregate purchase price	$48.6	$49.0	$53.5	$580.6
Shares repurchased (in millions)	1.0	1.3	1.1	16.6

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012	Variance
Floorplan assistance earned (included in cost of sales)	$25.6	$19.0	$6.6	$92.7	$73.5	$19.2
New vehicle floorplan interest expense	(13.8)	(12.1)	(1.7)	(51.2)	(43.7)	(7.5)
Net new vehicle inventory carrying benefit	$11.8	$6.9	$4.9	$41.5	$29.8	$11.7

Balance Sheet and Other Highlights	December 31, 2013	December 31, 2012
Cash and cash equivalents	$69.2	$69.7
Inventory	$2,827.2	$2,396.9
Total floorplan notes payable	$3,029.0	$2,540.2
Non-vehicle debt	$1,839.9	$2,096.1
Equity	$2,061.7	$1,688.5
New days supply (industry standard of selling days) (3)	62 days	54 days
Used days supply (trailing calendar month days)	35 days	35 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.25	x
Covenant	less than	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.6%
Covenant	less than	65.0%

(1)	Includes accrued construction in progress and excludes property acquired under capital leases.

(2)	Excludes capital leases and deferred purchase price commitments.

(3)
As of December 31, 2013, we have revised our method of calculating new vehicle days supply to exclude fleet sales and in-transit inventory. We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$109.4	$83.2	$0.89	$0.67
Discontinued operations, net of income taxes	0.3	(0.3)	$—	$—
From continuing operations, as reported	109.7	82.9	$0.89	$0.67
Net gain related to property dispositions	(4.5)	—	$(0.04)	$—
Income tax adjustment	(3.4)	—	$(0.03)	$—
Adjusted	$101.8	$82.9	$0.83	$0.67

	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$374.9	$316.4	$3.04	$2.52
Discontinued operations, net of income taxes	0.9	0.9	$0.01	$0.01
From continuing operations, as reported	375.8	317.3	$3.05	$2.52
Net gain related to property dispositions	(4.5)	—	$(0.04)	$—
Income tax adjustment	(3.4)	—	$(0.03)	$—
Franchise rights impairment	—	2.6	$—	$0.02
Adjusted	$367.9	$319.9	$2.98	$2.54

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,520.6	$2,465.4	$55.2	2.2	$9,551.3	$8,896.4	$654.9	7.4
Retail used vehicle	871.9	784.9	87.0	11.1	3,554.5	3,227.0	327.5	10.1
Wholesale	100.5	123.3	(22.8)	(18.5)	411.3	483.8	(72.5)	(15.0)
Used vehicle	972.4	908.2	64.2	7.1	3,965.8	3,710.8	255.0	6.9
Finance and insurance, net	163.1	148.4	14.7	9.9	651.6	570.6	81.0	14.2
Total variable operations	3,656.1	3,522.0	134.1	3.8	14,168.7	13,177.8	990.9	7.5
Parts and service	628.5	599.2	29.3	4.9	2,520.6	2,398.4	122.2	5.1
Other	45.3	36.4	8.9		152.4	76.6	75.8
Total revenue	$4,329.9	$4,157.6	$172.3	4.1	$16,841.7	$15,652.8	$1,188.9	7.6

Gross profit:
New vehicle	$163.1	$154.6	$8.5	5.5	$591.1	$578.9	$12.2	2.1
Retail used vehicle	75.4	67.3	8.1	12.0	314.9	293.4	21.5	7.3
Wholesale	0.9	0.7	0.2		4.4	5.5	(1.1)
Used vehicle	76.3	68.0	8.3	12.2	319.3	298.9	20.4	6.8
Finance and insurance	163.1	148.4	14.7	9.9	651.6	570.6	81.0	14.2
Total variable operations	402.5	371.0	31.5	8.5	1,562.0	1,448.4	113.6	7.8
Parts and service	266.3	252.3	14.0	5.5	1,072.0	1,007.6	64.4	6.4
Other	8.3	7.6	0.7		33.7	28.4	5.3
Total gross profit	$677.1	$630.9	$46.2	7.3	$2,667.7	$2,484.4	$183.3	7.4

Retail vehicle unit sales:
New	71,149	70,684	465	0.7	281,664	267,537	14,127	5.3
Used	47,174	42,847	4,327	10.1	197,233	180,842	16,391	9.1
	118,323	113,531	4,792	4.2	478,897	448,379	30,518	6.8

Revenue per vehicle retailed:
New	$35,427	$34,879	$548	1.6	$33,910	$33,253	$657	2.0
Used	$18,483	$18,319	$164	0.9	$18,022	$17,844	$178	1.0

Gross profit per vehicle retailed:
New	$2,292	$2,187	$105	4.8	$2,099	$2,164	$(65)	(3.0)
Used	$1,598	$1,571	$27	1.7	$1,597	$1,622	$(25)	(1.5)
Finance and insurance	$1,378	$1,307	$71	5.4	$1,361	$1,273	$88	6.9
Total variable operations(1)	$3,394	$3,262	$132	4.0	$3,252	$3,218	$34	1.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	58.2	59.3	56.7	56.8
Used vehicle	22.5	21.8	23.5	23.7
Parts and service	14.5	14.4	15.0	15.3
Finance and insurance, net	3.8	3.6	3.9	3.6
Other	1.0	0.9	0.9	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.1	24.5	22.2	23.3
Used vehicle	11.3	10.8	12.0	12.0
Parts and service	39.3	40.0	40.2	40.6
Finance and insurance	24.1	23.5	24.4	23.0
Other	1.2	1.2	1.2	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.5	6.3	6.2	6.5
Used vehicle - retail	8.6	8.6	8.9	9.1
Parts and service	42.4	42.1	42.5	42.0
Total	15.6	15.2	15.8	15.9